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    As filed with the Securities and Exchange Commission on August 26, 1996.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): AUGUST 23, 1996



                             AMSERV HEALTHCARE INC.
             (Exact Name of Registrant as Specified in its Charter)



           DELAWARE                      0-08547                 94-1627467
(State or Other Jurisdiction of  (Commission File Number)     (I.R.S. Employer
         Incorporation)                                      Identification No.)

         3252 HOLIDAY COURT #204
          LA JOLLA, CALIFORNIA                                      92037
(Address of Principal Executive Offices)                          (Zip Code)

                                 (619) 597-1000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

                                   Page 1 of 4
                             Exhibit Index on Page 4



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         This Current Report on Form 8-K is filed by AMSERV HEALTHCARE INC., a
Delaware corporation ("AMSERV"), in connection with the matters described herein.

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

         On August 23, 1996, AMSERV and Star Multi Care Services, Inc., a New York corporation ("Star"), consummated a merger (the "Merger") whereby Star acquired control of AMSERV pursuant to an Agreement and Plan of Merger, dated as of February 9, 1996, as amended on July 18, 1996 (as amended, the "Merger Agreement"), among Star, AHI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Star ("Merger Sub"), and AMSERV. Under the Merger Agreement, Merger Sub was merged with and into AMSERV, whereupon the separate existence of Merger Sub ceased and AMSERV became a wholly owned subsidiary of Star. Consummation of the Merger followed approval by the shareholders of AMSERV and Star, which was obtained at shareholder meetings of the two companies held on August 23, 1996.

         In connection with the Merger, each outstanding share of AMSERV's common stock, par value $0.01 per share ("AMSERV Common Stock"), has been converted into the right to receive 0.4090 shares of Star's common stock, par value $0.001 per share ("Star Common Stock"), representing a ratio of one share of Star Common Stock for each 2.445 shares of AMSERV Common Stock (the "Exchange Ratio"). Each option to purchase AMSERV Common Stock (the "AMSERV Options") has been assumed by Star and constitutes an option to acquire, on substantially the same terms and conditions as were applicable under such AMSERV Options, shares of Star Common Stock adjusted in accordance with the Exchange Ratio. Prior to the Merger, Star did not beneficially own, directly or indirectly, any of AMSERV's voting securities apart from any beneficial ownership interest it may have had as a result of entering into the Merger Agreement.

         The Merger was structured as a reverse triangular merger intended to qualify as a tax free reorganization. The Merger will be treated as a "pooling of interests" for accounting purposes.

         Pursuant to the Merger Agreement, members of AMSERV's Board of Directors have resigned and have been replaced by designees of Star. Star, however, has agreed to take reasonable efforts to cause Melvin A. Katten, formerly a director of AMSERV, to be appointed to the board of directors of Star and to be nominated for election by the shareholders of Star at each of the next two annual meetings of Star's shareholders following the effective date of the Merger. AMSERV does not anticipate that any officers or directors of AMSERV, other than Mr. Katten, will become officers or directors of Star or the surviving entity.

         The foregoing summary of the terms of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

          2.1 Agreement and Plan of Merger, dated as of February 9, 1996, as amended on July 18, 1996, among Star Multi Care Services, Inc., a New York corporation, AHI Acquisition Corp., a Delaware corporation, and AMSERV HEALTHCARE INC., a Delaware corporation (incorporated by reference to Appendix A to Definitive Proxy Materials on Schedule 14A filed by AMSERV on July 23, 1996).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     August 26, 1996           AMSERV HEALTHCARE INC.


                                    By:      /s/ Leslie Hodge
                                             -----------------------------------
                                             Leslie Hodge
                                             Vice President - Administration and
                                             Secretary


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